Exhibit (c)(iv)

Fairness Opinion Regarding:

Project PETUNIA

Private and Confidential

December 13, 2009

GENERAL INFORMATION AND LIMITATIONS

This presentation, and the oral or video presentation that supplements it, have been developed by and are proprietary to Sandler O’Neill & Partners, L.P. and were prepared exclusively for the benefit and internal use of the recipient. Neither the printed presentation nor the oral or video presentation that supplements it, nor any of their contents, may be reproduced, distributed or used for any other purpose without the prior written consent of Sandler O’Neill & Partners, L.P. The information contained herein is for informational purposes only and the recipient will not rely on the information regarding the legal, tax or accounting aspects of any proposed transaction.

The analyses contained herein rely upon information obtained from the recipient or from public sources, the accuracy of which has not been verified, and cannot be assured, by Sandler O’Neill & Partners, L.P. Moreover, many of the projections and financial analyses herein are based on estimated financial performance prepared by or in consultation with the recipient and are intended only to suggest reasonable ranges of results. Finally, the printed presentation is incomplete without the oral or video presentation that supplements it.

Sandler O’Neill & Partners, L.P. prohibits employees from offering, directly or indirectly, favorable research, a specific rating or a specific price target, or offering or threatening to change research, a rating or a price target to a company as consideration or inducement for the receipt of business or compensation. The Firm also prohibits research analysts from being compensated for their involvement in, or based upon, specific investment banking transactions.

Sandler O’Neill & Partners, L.P. is a limited partnership, the sole general partner of which is Sandler O’Neill & Partners Corp., a New York corporation. Sandler O’Neill & Partners, L.P. is a registered broker-dealer and a member of the Financial Industry Regulatory Authority. Sandler O’Neill Mortgage Finance L.P. is an indirect subsidiary of Sandler O’Neill & Partners Corp.

This material is protected under applicable copyright laws and does not carry any rights of publication or disclosure.

Table of Contents

I.	Transaction Overview

II.	Recent Stock Performance

III.	Discounted Cash Flow Analysis

IV.	Precedent Buy-In Transactions

I. Transaction Overview

Transaction Overview

Summary

Tender Offer Price:	☐	$12.25 per share

Transaction:	☐	Purchase of all outstanding minority shares by Parent

Transaction Structure:	☐	PARENT currently owns 90.6% of PETUNIA shares; 9.4% of shares are held by unaffiliated shareholders

	☐	Because of the tax laws in Puerto Rico affecting non-Puerto Rican shareholders, PARENT will execute a two-step process to acquire the minority interest:

		a)	PARENT will make a tender offer to all PETUNIA minority shareholders at the tender price.

		b)	After the expiration of the tender offer period and closing of the tender offer PARENT will execute a short-form merger to cause any remaining PETUNIA shares to be retired for cash consideration at the tender offer price

5

Transaction Overview

Valuation Observations

☐	It should be noted that the valuation undertaken has been with respect to a proposed purchase of a minority interest. The transaction premium in a “change of control” transaction might be significantly different

6

Transaction Overview

Transaction Multiples

	PETUNIA Basis	Transaction

Price Per Share		$12.25

Aggregate Deal Value ($mm)		$53.0

12/11/09 Closing Stock Price	$11.97	2.3%
11/11/09 Closing Stock Price (4 Weeks Prior)	$11.16	9.8%
52 Week High Stock Price	$14.00	(12.5)%
52 Week Low Stock Price	$5.22	134.7%

Price / LTM EPS	$0.36	34.0	x
Price / Budgeted Est. 2009 EPS	$0.80	15.3	x
Price / Budgeted Est. 2010 EPS	$0.95	12.9	x

Price / BV (9/30/09)	$12.34	99%
Price / TBV (9/30/09)	$9.34	131%

Precedent 4-Week Market Premiums for Buy-in Transactions

	Precedent Buy-in Transactions
	10% and Less Acquired		10-25%
	U.S.	European	Acquired

Max	112.5%	33.2%	80.8%
Min	1.1%	(37.1)%	(57.0)%
Mean	44.2%	4.2%	18.0%
Median	35.1%	0.1%	14.3%

Source: SNL Financial, SDC

7

II. Recent Stock Performance

Recent Stock Performance

PETUNIA Stock Price and Volume Analysis

As of December 11, 2009

Source: SNL Financial

9

Recent Stock Performance

Comparable Stock Price Performance

As of December 11, 2009

Source: SNL Financial

10

Recent Stock Performance

Selected Puerto Rican Based Banks with Assets Greater than $2 Billion

					Book Value & Earnings Multiple							Dividend & Liquidity
				LTM	Price/							LTM	LTM
		Shares	Stock	Price		Tangible	LTM	2009 Estimate		2010 Estimate		Dividend	Dividend	Market
		Outs.	Price	Change	Book	Book	EPS	Est.	P/E	Est.	P/E	Yield	Payout	Cap
Name	City, St.	(mm)	($)	(%)	(%)	(%)	(x)	($)	(x)	($)	(x)	(%)	(%)	($mm)
Popular, Inc.	Hato Rey, PR	639.5	2.53	(54.7)	60	79	NM	0.33	7.7	(0.28)	NM	0.00	0.0	1,618
Oriental Financial Group Inc.	San Juan, PR	24.2	10.18	54.2	78	79	NM	4.48	NM	2.47	NM	1.57	4.8	247
First BanCorp.	San Juan, PR	92.5	2.17	(77.9)	26	28	NM	(3.29)	NM	(1.03)	NM	0.00	0.0	201
Doral Financial Corporation	San Juan, PR	57.8	2.92	(56.1)	41	41	NM	(0.71)	NM	(0.11)	NM	0.00	0.0	181
W Holding Company, Inc.	Mayaguez, PR	3.3	22.98	88.4	20	20	NM	NA	NA	NA	NA	0.00	0.0	76
EuroBancshares, Inc.	San Juan, PR	19.5	0.77	(63.7)	12	12	NM	(1.32)	NM	(1.59)	NM	0.00	0.0	15

			MEDIAN	(55.4)	33	35	NM	(0.71)	7.7	(0.28)	NM	0.00	0.0	191

PETUNIA	Guaynabo, PR	46.6	11.97	(4.9)	97	128	33.3	0.72	16.6	0.93	12.9	0.00	0.0	558

Financial data as of September 30, 2009 and market data as of December 11, 2009

Source: SNL Financial

11

Recent Stock Performance

Selected Puerto Rican Based Banks with Assets Greater than $2 Billion, continued

(Dollar values in millions)

				Balance Sheet				Capital Ratios			Profitability (LQA)				Asset Quality
Company	City, St.	Ticker	Number of Branches	Total Assets ($mm)	TE/ TA (%)	TCE/ TA (%)	TCE/ RWA (%)	Leverage Ratio (%)	Tier 1 RBC Ratio (%)	Total RBC Ratio (%)	ROAA (%)	ROAE (%)	NIM (%)	Eff. Ratio (%)	Reserves/ Gross Loans (%)	NPAs/ Total Assets (%)	NCOs/ Avg Loans (%)
Popular, Inc.	Hato Rey, PR	BPOP	300	35,638	5.97	5.83	7.53	7.93	10.24	11.53	NM	NM	3.52	45.7	4.93	6.30	3.75
Oriental Financial Group Inc.	San Juan, PR	OFG	22	6,381	5.97	4.90	9.95	7.69	15.81	16.45	1.28	23.0	3.96	42.2	1.72	0.86	0.57
First BanCorp.	San Juan, PR	FBP	73	20,081	8.25	3.62	5.05	8.97	12.52	13.79	NM	NM	2.97	47.8	3.43	8.65	2.12
Doral Financial Corporation	San Juan, PR	DRL	42	10,024	8.74	4.07	7.28	4.48	8.91	12.91	0.54	6.6	1.88	73.0	2.49	9.08	0.81
W Holding Company, Inc.	Mayaguez, PR	WHI	47	15,283	5.99	2.52	4.38	6.33	10.06	11.33	NM	NM	NA	154.3	3.15	11.69	1.34
EuroBancshares, Inc.	San Juan, PR	EUBK	27	2,807	4.95	4.56	7.31	5.49	8.79	10.05	NM	NM	1.72	95.4	2.81	9.54	2.30

	MEDIAN		45	12,653	5.98	4.32	7.30	7.01	10.15	12.22	0.91	14.8	2.97	60.4	2.98	8.87	1.73

PETUNIA	Guaynabo, PR	SBP	55	6839	6.51	6.51	8.83	7.46	10.11	15.10	0.61	7.3	5.54	55.9	3.50	4.17	2.57

Financial data as of September 30, 2009

Source: SNL Financial

12

Recent Stock Performance

Analyst Estimates

Individual Analysts’ Recommendation, Target Prices, LTGR and Diluted EPS Estimates

	Recommendation Scale		Target		EPS Estimates ($)			Current Estimate
Firm	5Pt	Firm	Price($)	LTGR(%)	12/09Q	12/09FY	12/10FY	Last Reviewed
Keefe Bruyette & Woods Inc.	3	Market Perform	10.00	10.00	0.20	0.75	0.55	11/10/2009
Sandler O’Neill & Partners LP	3	Hold	12.00	—	0.23	0.71	1.00	11/17/2009

Source: SNL Financial

13

III. Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Standalone Earnings Projections

	Actual YTD	Forecast
Dollars in Thousands	9/30/2009	12/31/2009	12/31/2010	12/31/2011	12/31/2012
BALANCE SHEET HIGHLIGHTS
Total Assets	$6,838,631	$6,627,089	$6,988,579	$7,170,852	$7,484,850
Growth	—	(16.1)%	5.5%	2.6%	4.4%
Net Loans	$5,368,639	$5,314,806	$5,475,976	$5,652,951	$5,797,820
Growth	—	(10.9)%	3.0%	3.2%	2.6%
Total Deposits	$4,432,695	$4,051,207	$4,211,785	$4,396,456	$4,613,643
Growth	—	(19.2)%	4.0%	4.4%	4.9%
Total Shareholders’ Equity	$575,689	$609,840	$629,848	$644,176	$658,497
Growth	—	10.6%	3.3%	2.3%	2.2%

INCOME STATEMENT HIGHLIGHTS
Net Interest Income	$258,622	$350,481	$376,083	$382,461	$393,010
Provision for Loan Losses	115,525	150,459	158,500	138,039	138,039
Total Noninterest Income	85,309	118,439	120,989	127,732	134,118
Total Noninterest Expense	200,546	270,853	270,710	278,170	286,515
Net Income	22,524	37,114	44,136	52,487	57,285
Growth	—	252.43%	18.92%	18.92%	9.14%
Earnings Per Share	$0.48	$0.80	$0.95	$1.13	$1.23

KEY RATIOS
Net Interest Margin	4.56%	4.57%	6.07%	5.90%	5.82%
Return on Average Assets	0.42%	0.52%	0.65%	0.74%	0.78%
Return on Average Equity	5.36%	6.57%	7.12%	8.24%	8.79%
Efficiency Ratio	59.3%	58.3%	53.8%	53.9%	53.8%
Tangible Equity / Tangible Assets	6.35%	7.10%	7.06%	7.11%	7.05%
NPAs / Total Assets	4.17%	4.30%	4.08%	3.97%	3.81%
Loan Loss Reserves / Gross Loans	3.50%	3.18%	3.38%	3.49%	3.62%

PETUNIA projections for 2009, and 2010. PARENT estimates for 2011 and 2012.

15

Discounted Cash Flow Analysis

NPV Analysis

Assumptions:
Stockprice as of 12/11/09	$11.97
Discount Rate	11.19%
Shares Outstanding in 2013 (000s)	46,639

Calculation of Discount Rate:
10 Year Treasury Bond	3.54%
Equity Risk Premium	6.30%
Size Premium	3.74%
Industry Premium	(2.39)%

Discount Rate	11.19%

	12/31/2009	12/31/2010	12/31/2011	12/31/2012
Earnings	$37,114	$44,136	$52,487	$57,285
Earnings Per Share	$0.80	$0.95	$1.13	$1.23
Dividends Per Share	$0.00	$0.47	$0.84	$0.92
Dividend Payout Ratio	0%	50%	75%	75%

PRESENT VALUE PER SHARE - Based on Price/Earnings; Net Present Value for Period Ending 12/2012

		8.0x	9.0x	10.0x	11.0x	12.0x	13.0x
	9.0%	9.98	10.99	12.00	13.01	14.02	15.03
	10.0%	9.63	10.61	11.58	12.55	13.53	14.50
Discount	11.0%	9.31	10.24	11.18	12.12	13.06	14.00
Rate	12.0%	8.99	9.90	10.80	11.71	12.61	13.52
	13.0%	8.69	9.56	10.44	11.31	12.19	13.06
	14.0%	8.40	9.24	10.09	10.93	11.78	12.62
	15.0%	8.12	8.94	9.75	10.57	11.38	12.20

PRESENT VALUE PER SHARE - Based on Price/Earnings; Net Present Value for Period Ending 12/2012

		8.0x	9.0x	10.0x	11.0x	12.0x	13.0x
	(25.0)%	7.37	8.07	8.77	9.47	10.17	10.86
Under Budget	(20.0)%	7.74	8.49	9.23	9.98	10.73	11.47
	(15.0)%	8.12	8.91	9.70	10.49	11.28	12.08
	(10.0)%	8.49	9.33	10.17	11.00	11.84	12.68
	(5.0)%	8.86	9.75	10.63	11.52	12.40	13.29
Match Budget	0.0%	9.23	10.17	11.10	12.03	12.96	13.89
	5.0%	9.61	10.59	11.56	12.54	13.52	14.50
	10.0%	9.98	11.00	12.03	13.05	14.08	15.10
	15.0%	10.35	11.42	12.49	13.57	14.64	15.71
Exceed Budget	20.0%	10.73	11.84	12.96	14.08	15.20	16.31
	25.0%	11.10	12.26	13.43	14.59	15.75	16.92

PRESENT VALUE PER SHARE - Based on Tangible Book Value; Net Present Value for Period Ending 12/2012

		50%	75%	100%	125%	150%	175%
	9.0%	5.91	7.92	9.93	11.93	13.94	15.94
	10.0%	5.71	7.65	9.58	11.52	13.45	15.38
Discount	11.0%	5.53	7.39	9.26	11.12	12.99	14.85
Rate	12.0%	5.34	7.14	8.94	10.74	12.54	14.34
	13.0%	5.17	6.91	8.64	10.38	12.12	13.85
	14.0%	5.00	6.68	8.36	10.03	11.71	13.38
	15.0%	4.84	6.46	8.08	9.70	11.32	12.94

¹	Ibbotson Size Premium of 3.74% generally applied for market caps between $1.6M and $453.3M and applied in this analysis due to PETUNIA’s small float relative to market cap

16

IV. Precedent Buy-In Transactions

17

Precedent Buy-In Transactions

10% and Less Acquired¹

U.S. Transactions

Date Announced	Acquiror Name	Target Name		Value of Transaction ($mm)	% of Shares Acquired	% of Shares Owned Post Transaction	Premium 4 Weeks Prior to Ann. Date
11/16/07	ACE Hi Merger Corp	Atlantic Coast Ent Hldg Inc		12.3	5.9	100.0	21.1
10/07/07	SAP AG	Business Objects SA		277.7	4.7	100.0	35.1
04/20/06	PX Holding Corp	Panavision Inc		12.4	3.7	100.0	112.5
04/07/03	Computer Network Technology	INRANGE Technologies Corp		17.1	9.0	100.0	22.9
08/14/02	First Banks Inc	First Banks America Inc,TX		26.2	6.2	100.0	1.1
02/04/02	Kinross Gold Corp	Kinam Gold Corp		14.3	1.3	100.0	75.8
01/31/00	Thermo Instrument Systems Inc	Thermo Optek Corp		51.8	10.0	100.0	41.2
			High	277.7	10.0	100.0	112.5
			Low	12.3	1.3	100.0	1.1
			Mean	58.8	5.8	100.0	44.2
			Median	17.1	5.9	100.0	35.1

	PETUNIA 4-Week Premium at $12.00						9.8

European Transactions

Date Announced	Acquiror Name	Target Name		Value of Transaction ($mm)	% of Shares Acquired	% of Shares Owned Post Transaction	Premium 4 Weeks Prior to Ann. Date
02/09/09	Ergo Italia SpA	Ergo Previdenza SpA		37.6	6.8	100.0	(1.1)
12/02/08	Allia Holding GmbH	Keramag Keramische Werke AG		18.1	4.5	100.0	0.6
09/25/08	Banco Popular Espanol SA	Banco de Galicia SA		49.8	6.5	100.0	33.2
09/25/08	Banco Popular Espanol SA	Banco de Castilla SA		44.4	4.8	100.0	28.8
09/25/08	Banco Popular Espanol SA	Banco de Vasconia SA		18.1	3.2	100.0	22.2
07/30/08	Gas Natural SDG SA	Union Fenosa SA		420.4	4.8	100.0	(37.1)
11/21/07	Gecina SA	Societe des Immeubles		21.1	0.7	100.0	(0.4)
10/22/07	SCOR	Scor Holding (Switzerland) Ltd		54.0	2.0	100.0	(12.4)
08/01/07	TNK-British Petroleum	Orenburgneft		123.1	3.0	100.0	90
03/21/07	Commerzbank Inlandsbanken	Eurohypo AG		230.1	2.0	100.0	-4.44
03/01/07	Mastercroft Ltd	NTMK		160.9	5.0	100.0	16.26
			High	420.4	6.8	100.0	33.2
			Low	18.1	0.7	100.0	(37.1)
			Mean	107.0	3.9	100.0	4.2
			Median	49.8	4.5	100.0	0.1

	PETUNIA 4-Week Premium at $12.00						9.8

[1]

U.S. Transactions are all buy-in transactions in the U.S. since 2000 with a deal value between $5 million and $500 million with 10% or less of shares acquired in transaction and resultant ownership of 100%; European Transaction are those since 2007

Source: SDC

18

Precedent Buy-In Transactions

10-25% Acquired¹

Date Announced	Acquiror Name	Target Name		Value of Transaction ($mm)	% of Shares Acquired	% of Shares Owned Post Transaction	Premium 4 Weeks Prior to Ann. Date
03/23/09	Cox Enterprises Inc	Cox Radio Inc		82.4	21.6	100.0	(5.1)
03/18/09	American Software Inc	Logility Inc		10.8	12.0	100.0	51.8
12/20/07	Yamana Gold Inc	Meridian Gold Inc		357.6	10.7	100.0	(7.6)
05/25/07	Samson Investment Co	PYR Energy Corp		10.9	25.0	100.0	2.4
05/18/07	KLA-Tencor Corp	Therma-Wave Inc		7.3	11.8	100.0	6.5
02/26/07	ROG Acquisition Inc	Refac Optical Group		11.0	10.3	100.0	53.5
02/22/07	American Financial Group Inc	Great American Finl Res Inc		244.6	24.4	100.0	12.5
08/23/06	CP Newco Inc	Case Pomeroy & Co Inc		73.5	14.0	100.0	8.8
04/13/06	TAS Holdings Inc	TIMCO Aviation Services		10.0	10.8	100.0	(1.2)
03/21/06	Erie Indemnity Co	Erie Family Life Insurance Co		75.3	24.9	100.0	20.8
03/03/05	Vishay Intertechnology Inc	Siliconix Inc		196.6	19.6	100.0	9.7
01/27/05	Danisco A/S	Genencor International Inc		183.8	16.0	100.0	15.8
05/24/04	Westcorp,Irvine,CA	WFS Financial Inc		310.5	16.0	100.0	5.1
06/10/03	Martin Sosnoff	Atalanta/Sosnoff Capital Corp		23.5	20.9	100.0	9.4
06/02/03	ICN Pharmaceuticals Inc	Ribapharm Inc		187.3	20.4	100.0	50.2
04/01/03	Liberty Media Corp	Liberty Satellite & Tech Inc		20.4	13.0	100.0	25.7
07/26/02	Samuel J Heyman	International Specialty Prods		138.0	22.1	100.0	33.8
05/16/02	Citizens Communications Co	Electric Lightwave Inc		5.5	15.3	100.0	(10.3)
03/18/02	ProAssurance Corp	Meemic Holdings Inc		35.4	18.8	100.0	36.1
03/04/02	IOS Brands Corp	FTD.COM INC		24.6	15.4	100.0	(57.0)
11/07/01	UtiliCorp United Inc	Aquila Inc(Utilicorp United)		414.2	20.0	100.0	(16.1)
10/12/01	Liberty Media Corp	Liberty Digital Inc		69.1	10.4	100.0	(28.2)
10/10/01	Toronto-Dominion Bank	TD Waterhouse Group Inc		402.6	11.2	100.0	32.9
09/18/01	Seneca Investments LLC	Organic Inc		5.8	20.0	100.0	(17.5)
05/23/01	Electronic Data Systems Corp	Unigraphics Solutions Inc		208.5	21.5	100.0	80.8
03/26/01	CSFB	CSFBdirect		110.4	18.0	100.0	73.9
10/17/00	Thermo Electron Corp	Trex Medical Corp(ThermoTrex)		16.1	23.0	100.0	(25.2)
08/28/00	Investor Group	800-JR Cigar Inc		33.3	21.6	100.0	18.2
07/20/00	Kennametal Inc	JLK Direct Distribution Inc		36.5	17.0	100.0	68.7
03/14/00	Alcoa Inc	Howmet International Inc		349.3	18.9	100.0	14.3
01/31/00	Thermo Instrument Systems Inc	Metrika Systems Corp		14.2	21.7	100.0	46.9
01/31/00	Thermedics(Thermo Electron)	Thermo Sentron Inc(Thermedics)		30.7	19.5	100.0	6.9
01/31/00	Thermo Instrument Systems Inc	ONIX Systems Inc		23.1	18.8	100.0	38.5
01/31/00	Thermo Instrument Systems Inc	ThermoQuest Corp		96.9	14.6	100.0	61.9
01/31/00	Thermedics(Thermo Electron)	Thermedics Detection Inc		17.0	11.8	100.0	14.3
			High	414.2	25.0	100.0	80.8
			Low	5.5	10.3	100.0	(57.0)
			Mean	109.6	17.5	100.0	18.0
			Median	36.5	18.8	100.0	14.3

	PETUNIA 4-Week Premium at $12.00						9.8

[1]	All buy-in transactions in the U.S. since 2000 with a deal value between $5 million and $500 million with 10-25% of shares acquired in transaction and resultant ownership of 100%

Source: SDC

19